Sensata Technologies B.V. Announces Fourth Quarter and Full Year 2007 Results

      - Net revenue and Adjusted EBITDA(1) grew at greater than a double-digit pace for the full year ended December 31, 2007.

      - Cash from operations generated approximately $155.3 million for the full year 2007.

      ALMELO, Netherlands, Feb. 6 /PRNewswire-FirstCall/ -- Sensata Technologies B.V. announces results of its operations for the fourth quarter and full year, 2007.

      Highlights of the Fourth Quarter and Full Year Ended December 31, 2007

      Fourth quarter 2007 net revenue was $373.0 million, which represents an increase of $78.5 million or 26.6 percent over the fourth quarter of 2006. Organically, net revenue would have grown by $26.1 million or 8.9 percent. Adjusted EBITDA(1) was $94.5 million, an increase of $8.5 million or 9.9 percent over the fourth quarter 2006 Adjusted EBITDA(1) of $86.0 million.

      Full year ended December 31, 2007 net revenue was $1.40 billion, an increase of 19.6 percent from $1.17 billion for the same period in 2006. Organically, net revenue would have grown by $98.6 million or 8.4 percent. Adjusted EBITDA(1) increased to $358.8 million or 12.1 percent from $320.0 million for the same period in 2006.

      Adjusted EBITDA(1) grew at a slower rate than net revenue due to an increased investment in research and development during 2007 and acquired business earnings that are lower as a percent of net revenue than organic earnings because synergies have not yet been fully realized.

      Cash at December 31, 2007 grew by $6.1 million to $60.1 million compared to the third quarter cash balance of $54.0 million.

      Tom Wroe, Chairman and Chief Executive Officer, said "2007 was a strong year for Sensata despite a global macroeconomic environment that weakened as the year progressed. We executed on three integration strategies for the acquisitions we have made since becoming a stand alone company and synergies are on track. In addition, we expected and achieved double-digit net revenue and Adjusted EBITDA(1) growth for the full year 2007, and we are cautiously optimistic that we'll be able to continue that growth in 2008. We will also continue to execute on our business strategy in 2008 and are committed to being a 'Partner, Employer and Neighbor of Choice'."

      (1) See Non-GAAP Measures for discussion of EBITDA and Adjusted EBITDA, including a reconciliation of these measures to GAAP Net (Loss) / Income

      Jeff Cote, Chief Financial Officer, added "From a financial perspective, we ended 2007 on a high note despite the weakening U.S. housing market. Year-over-year, our Sensors business experienced both total and organic double digit net revenue growth and our Controls business produced a 16.5% increase in net revenue when we include our acquisitions."

      Company Earnings Conference Call

      The Company will conduct a conference call on February 6, 2008 at 10:30am
(EST) to discuss the financial results for its fourth quarter and full year 2007. The U.S. dial-in number is 1-800-524-3357 and the non-U.S. dial-in number is 1-913-312-0717. The passcode number is 4792125. For those unable to participate in the conference call, a replay will be available for two weeks beginning on February 6, 2008 thru February 20, 2008. To access the replay, the U.S. dial-in number is 1-888-203-1112 and the non-U.S. dial-in number is 1-719-457-0820. The replay passcode is 4792125. The replay will also be available for one year on our website, http://www.sensata.com.

      About Sensata Technologies B.V.

      On April 27, 2006, Sensata Technologies B.V.("Sensata" or the "Successor"), a company owned by an affiliate of Bain Capital Partners, LLC, a leading global private investment firm, completed the acquisition of the Sensors & Controls business of Texas Instruments Incorporated ("S&C" or the "Predecessor").

      Sensata is a leading designer and manufacturer of sensors and controls in each of the key applications in which it competes. Sensata has business and product development centers in Massachusetts, Maryland, Maine, the United Kingdom, The Netherlands and Japan; and manufacturing operations in Brazil, China, Korea, Malaysia, Mexico, and The Dominican Republic, as well as sales offices around the world. Sensata currently employs approximately 9,300 people worldwide.

      The Company manufactures over 20,000 different products that are highly engineered and application specific and ships over one billion units each year.

      Safe Harbor Statement

      This earnings release and our statements on our earnings calls contain forward-looking statements, which may involve risks or uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Factors that might cause these differences include, but are not limited to: our ability to integrate acquired businesses, including Airpax Holdings, Inc., and our ability to realize synergies related to our integration of acquisitions; fundamental changes in the industries in which we operate, including economic declines that impact the sales of any of the products manufactured by our customers that use our sensors or controls; continued pricing and other pressures from our customers; general economic, political, business and market risks associated with our non-U.S. operations; risks associated with establishing and maintaining internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002; fluctuations in foreign currency exchange and interest rates; competition in our markets; risks associated with our substantial indebtedness, leverage and debt service obligations; our ability to realize revenue or achieve anticipated gross operating margins from products subject to existing purchase orders; fluctuations in the cost and/or availability of manufactured components and raw materials; labor costs and disputes; our dependence on third parties for certain transportation, warehousing and logistics services; material disruptions at any of our manufacturing facilities; our ability to develop and implement technology in our product lines; litigation and disputes involving us, including the extent of product liability and warranty claims asserted against us; our ability to protect our intellectual property and know-how; our exposure to claims that our products or processes infringe on the intellectual property rights of others; the costs of compliance with various laws and regulations applicable to our operations, including environmental, health and safety laws and export controls, and responding to potential liabilities under these laws; non-performance by our suppliers; our ability to attract and retain key personnel; our ability to operate as a stand-alone company, including our ability to raise additional funds when needed; and, the possibility that our controlling shareholder's interests will conflict with ours or yours. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings. Copies of our filings are available from our Investor Relations department or from the SEC website, www.sec.gov.

      Non-GAAP Measures

      EBITDA and Adjusted EBITDA are non-GAAP measures of profitability. EBITDA and Adjusted EBITDA are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. They are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of our liquidity. Adjusted EBITDA is a required measure in our bank reporting. We define EBITDA as earnings before interest, taxes, depreciation and amortization. We calculate Adjusted EBITDA by adjusting EBITDA to exclude non-cash expenses, one-time charges associated with becoming a stand-alone company or integrating acquisitions, and charges associated with becoming a public company ("acquisition and transition expenses"), and significant nonrecurring items. We believe Adjusted EBITDA provides investors with helpful information with respect to our operations and cash flows. We include it to provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital requirements. Our EBITDA and Adjusted EBITDA measures have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, our EBITDA and Adjusted EBITDA measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. You should compensate for these limitations by relying primarily on our GAAP results and using these measures supplementally. See the tables below which reconcile net (loss)/income to EBITDA and Adjusted EBITDA.

      The following table reconciles Net (Loss) to EBITDA and Adjusted EBITDA for the fourth quarter 2007 and 2006.

      ($ in 000s)

                                                           Successor

                                                Three Months        Three Months
                                                    Ended              Ended
                                                 December 31        December 31
                                                     2007               2006

Net (Loss)                                       $  (80,198)        $  (65,050)
 Provision for income taxes                          21,033             23,999
 Interest expense, net                               51,737             42,079
 Depreciation & amortization                         50,817             41,799
EBITDA                                               43,389             42,827
 Acquisition and transition
  expenses                                           13,567              9,668
 Write-off of inventory
  step-up                                                --                446
 Currency translation losses
  on debt                                            35,939             31,605
 Stock compensation,
  management fees and other                           1,642              1,500
ADJUSTED EBITDA*                                 $   94,537         $   86,046

      -- *See accompanying basis of presentation and discussion of Non-GAAP measures.
      -- Adjusted EBITDA excludes transition expenses, and significant non-recurring items as well as non-cash expenses from EBITDA.

      The following table reconciles Net (Loss)/Income to EBITDA and Adjusted EBITDA for the full years ended December 31, 2007 and 2006.

      ($ in 000s)

                                   Successor                                Successor       Predecessor

                            Full Year       Pro-forma                         Period          Period
                              Ended       and Combined      Combined        April 27-       January 1-
                           December 31      Full Year       Full Year         Dec 31         April 26
                               2007           2006*           2006*            2006            2006
Net (Loss)/Income         $  (252,509)    $  (108,913)    $  (166,934)    $  (212,304)    $    45,370
 Provision for
  income taxes                 62,504          74,356          74,356          48,560          25,796
 Interest expense,
  net                         188,587         119,523         164,104         163,593             511
 Depreciation &
  amortization                189,382         120,797         120,797         111,188           9,609
EBITDA                        187,964         205,763         192,323         111,037          81,286
 Acquisition and
  transition
  expenses                     41,687          31,603          31,603          18,725          12,878
 Acquired in-process
  research and
  development                   5,700              --              --              --              --
 Write-off of
  inventory step-up             4,454          25,017          25,017          25,017              --
 Currency
  translation
  losses on debt              111,946          52,079          65,519          65,519              --
 Stock compensation,
  management fees
  and other                     7,015           5,492           5,492           3,917           1,575
ADJUSTED EBITDA*          $   358,766     $   319,954     $   319,954     $   224,215     $    95,739

      -- *See accompanying basis of presentation and discussion of Non-GAAP measures.
      -- Adjusted EBITDA excludes transition expenses, and significant non-recurring items as well as non-cash expenses from EBITDA.

                    SENSATA TECHNOLOGIES B.V. AND PREDECESSOR
                             Statement of Operations
                         (In thousands of U.S. Dollars)

                                                          Successor

                                              Three Months        Three Months
                                                  Ended               Ended
                                               December 31         December 31
                                                   2007                2006

Net revenue                                    $   373,018         $   294,565
Operating costs and expenses:
  Cost of revenue                                  258,028             190,811
  Research and Development                          13,219               7,593
  Selling, general and
  administrative                                    73,602              65,828
Total operating costs and
 expenses                                          344,849             264,232
Profit from operations                              28,169              30,333
Interest (expense)/income, net                     (51,737)            (42,079)
Currency translation (loss)/
 gain and other                                    (35,597)            (29,305)
(Loss)/income before taxes                         (59,165)            (41,051)
Provision for income taxes                          21,033              23,999
Net (Loss)/income                              $   (80,198)        $   (65,050)
Adjusted EBITDA*                               $    94,537         $    86,046

      -- *See accompanying basis of presentation and discussion of Non-GAAP Measures
      -- Certain prior period amounts have been re-classified to allow comparison to current year presentation.

                    SENSATA TECHNOLOGIES B.V. AND PREDECESSOR
                             Statement of Operations
                         (In thousands of U.S. Dollars)

                          Successor                                             Successor        Predecessor
                          Full Year         Pro-forma                             Period            Period
                            Ended         and Combined         Combined         April 27-         January 1-
                         December 31        Full Year         Full Year           Dec 31           April 26
                             2007              2006*             2006*             2006              2006
Net revenue             $  1,404,013      $  1,174,107      $  1,174,107      $    798,507      $    375,600
Operating costs
 and expenses:
  Cost of
   revenue                   956,333           794,323           794,323           538,867           255,456
  Research and
   Development                45,062            29,853            29,853            21,051             8,802
  Acquired
   in-process
   research and
   development                 5,700                --                --                --                --
  Selling,
   general and
   administrative            292,862           214,887           214,887           175,107            39,780
Total operating
 costs and
 expenses                  1,299,957         1,039,063         1,039,063           735,025           304,038
Profit from
 operations                  104,056           135,044           135,044            63,482            71,562
Interest
 (expense)/income,
 net                        (188,587)         (119,523)         (164,104)         (163,593)             (511)
Currency
 translation
 (loss)/gain
 and other                  (105,474)          (50,078)          (63,518)          (63,633)              115
(Loss)/income
 before taxes               (190,005)          (34,557)          (92,578)         (163,744)           71,166
Provision for
 income taxes                 62,504            74,356            74,356            48,560            25,796
Net (Loss)/income       $   (252,509)     $   (108,913)     $   (166,934)     $   (212,304)     $     45,370
Adjusted EBITDA*        $    358,766      $    319,954      $    319,954      $    224,215      $     95,739

      -- *See accompanying basis of presentation and discussion of Non-GAAP Measures.
      -- Certain prior period amounts have been re-classified to allow comparison to current year presentation.

      SENSATA TECHNOLOGIES B.V. AND PREDECESSOR

      NOTES TO Statement of Operations

      Basis of Presentation

      On April 27, 2006, Sensata Technologies B.V., a company owned by an affiliate of Bain Capital Partners, LLC, a leading global private investment firm, completed the acquisition of the Sensors & Controls business of Texas Instruments Incorporated (the Sensata Acquisition). In connection with the acquisition, a new accounting basis was established for the Company as of the acquisition date. Financial information for the Predecessor and Successor periods have been separated by a line on the face of the statement of operations to highlight that the financial information for such periods have been prepared under two different historical cost bases of accounting.

      Deferred Payment Certificates (DPCs) issued in connection with the Sensata acquisition were originally classified as debt on the Company's Balance Sheet. On September 21, 2006, the DPCs were restructured to their original intended classification as equity with an effective date of April 27, 2006. However, for accounting purposes, the DPCs are classified as debt until the September 21 date of the restructuring of the instrument. Effective September 21, 2006, the principal amount of the DPCs ($768.3 million), related interest ($44.6 million), and foreign exchange losses ($13.4 million) were capitalized into equity as additional paid-in capital.

      The Pro-forma and combined column on the Statement of Operations eliminates these amounts through December 31, 2006 to reflect the results of operations as if the DPCs were never issued.

      US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements. In addition, the combined financial information for the year ended December 31, 2006 combines periods with different bases of accounting. Actual results may vary materially from these estimates and assumptions.

SOURCE Sensata Technologies B.V.